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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 15, 1998



                            INTRANET SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


      Minnesota                      0-19817              41-1652566
(State or other jurisdiction    (Commission File         (IRS Employer
    of incorporation)                Number)          Identification No.)


            8091 Wallace Road, Eden Prairie, MN                 55344
          (Address of principal executive offices)            (Zip Code)


          (Former Name or Former Address, if Changed Since Last Report)


       Registrant's telephone number, including area code: (612) 903-2000



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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On October 15, 1998, IntraNet Solutions, Inc. (the "Company") closed on the sale of its hardware systems integration business to Osage Systems Group, Inc. ("Osage"), a provider of comprehensive information technology products, services, and solutions based in Phoenix, Arizona, for a purchase price of $1.6 million, plus future financial consideration dependent on the performance of the business divested. The sale was deemed effective as of September 30, 1998. The assets sold also included intangible assets related to the hardware systems integration reseller portion of that business, including infrastructure associated with selling and servicing the Company's hardware systems integration business. The consideration of $1.6 million paid included $750,000 in cash, a promissory note for $785,000 that will be paid in installments through January 15, 1999, and $65,000 that will be paid on October 15, 1999 to former employees of the Company employed in the divested business. The Company also entered into a strategic reseller agreement with Osage to resell the Company's Intra.doc! family of products.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 30, 1998

                                          INTRANET SOLUTIONS, INC.



                                          By:   /s/ Jeffrey J. Sjobeck
                                                -------------------------------
                                          Name: Jeffrey J. Sjobeck
                                          Title:   Chief Financial Officer





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